STATE OF SOUTH CAROLINA
                            SECRETARY OF STATE

                         ARTICLES OF INCORPORATION
                                   FOR A
                        STATUTORY CLOSE CORPORATION

          The undersigned, desiring to form a corporation for profit (the "Corporation") in accordance with the SOUTH CAROLINA BUSINESS CORPORATION ACT OF 1988, as amended (the "BCA"), hereby states as follows:

          1. NAME.     The name of the Corporation is Venture Packaging
Southeast, Inc.

          2. REGISTERED OFFICE.     The initial Registered Office of the
Corporation is 200 Masters Boulevard, Anderson, SC 29624, County of Anderson and the initial Registered Agent at such address is Timothy J. Rathbun.

          3. PRINCIPAL OFFICE.     The place in the State of South Carolina
where the principal office of the Corporation is to be located is Anderson County, South Carolina.

          4. PURPOSE.     The purpose of the Corporation is to engage in
any lawful act or activity for which corporations may be organized under the BCA.

          5. STATUTORY CLOSE CORPORATION.     The Corporation is a
Statutory Close Corporation, formed pursuant to Chapter 18, Title 33 of the
BCA.

          6. PREEMPTIVE RIGHTS.     No holder of shares of the Corporation
shall have any preemptive right to subscribe for or to purchase any shares of the Corporation of any class whether now or hereafter authorized.

          7. CUMULATIVE VOTING.     The shareholders of the Corporation may
not vote cumulatively in the election of directors.

          8. NUMBER OF DIRECTORS.     The number of directors of the
Corporation shall not be less than one (1) nor more than nine (9), the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors.

          9. STAGGERED TERMS FOR DIRECTORS.     If the Board of Directors
consists of six or more directors, then the Board may be divided into two or three classes, with each class containing one-half or one-third of the total, as nearly equal in number as the then total number of directors constituting the board permits, with the term of office of the first class first expiring at the first annual shareholders' meeting after their election; the term of office of the second class first expiring at the second annual shareholders' meeting after their election; and the term of the third class (if any) first expiring at the third annual shareholders' meeting after their election. Thereafter at each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the second or third succeeding annual meeting, as the case may be.

          10. INCORPORATOR.     The name and mailing address of the
incorporator of the Corporation is as follows:

              NAME                            ADDRESS                       SIGNATURE
       Timothy J. Rathbun              200 Masters Boulevard
                                        Anderson, SC  29624           ________________________

          11. AUTHORIZED SHARES.     The number of shares that the
Corporation is authorized to have outstanding is One Thousand (1,000), all of which shall be shares of Common Stock, without par value.

          12. CERTIFICATION.     I, Frank T. Davis, III, an attorney
licensed to practice in the State of South Carolina, certify that the Corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 33 of the BCA.

          IN WITNESS WHEREOF, the undersigned has set his hand this 2nd day of August, 1995.

                                 ______________________________________
                                 Frank T. Davis, III
                                 7 N. Laurens Street
                                 Greenville, SC  29601



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